                                                                      EXHIBIT 21


                            CALTON, INC. SUBSIDIARIES

                                                                STATE OF
               COMPANY                                         INCORPORATION
               -------                                         -------------

eCalton.com, Inc. (f/k/a Calton Homes of Florida, Inc.)         Florida
Calton Homes of Chicago, Inc.                                   Illinois
Calton Homes of Pennsylvania, Inc.                              Pennsylvania
Calton Homes of Pennsylvania at Pennway, Inc.                   Pennsylvania
Calton Homes of California, Inc.                                California
Calton Lindenwood Corporation                                   California
Calton Manzanita Corporation                                    California
Calton Tamarack Corporation                                     California
Calton California Equity Corporation                            California
Calton Capital, Inc.                                            New Jersey
Calton General, Inc.                                            New Jersey
Calton Homes Finance, Inc.                                      New Jersey
Calton Homes Finance II, Inc.                                   New Jersey
Haddon Group of Virginia, Inc.                                  New Jersey
PrivilegeOne LLC                                                Delaware
Innovation Technology Partners                                  Delaware
MindSearch                                                      Delaware